EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 8, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$8,428	$—	$—	$8,428
Finance revenues	—	235	(93)	142
Sales and revenues, net	8,428	235	(93)	8,570
Costs of products sold	7,037	—	—	7,037
Restructuring charges	3	—	—	3
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	797	83	(2)	878
Engineering and product development costs	251	—	—	251
Interest expense	269	86	(4)	351
Other (income) expense, net	77	(11)	(87)	(21)
Total costs and expenses	8,447	158	(93)	8,512
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(13)	77	—	64
Equity income from financial services operations	62	—	(62)	—
Income from continuing operations before income taxes	49	77	(62)	64
Income tax benefit (expense)	5	(15)	—	(10)
Income from continuing operations	54	62	(62)	54
Income from discontinued operations, net of tax	1	—	—	1
Net income	55	62	(62)	55
Less: Income attributable to non-controlling interests	25	—	—	25
Net income attributable to Navistar International Corporation	$30	$62	$(62)	$30

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,976	$—	$—	$7,976
Finance revenues	—	235	(100)	135
Sales and revenues, net	7,976	235	(100)	8,111
Costs of products sold	6,812	—	—	6,812
Restructuring charges	10	—	—	10
Asset impairment charges	27	—	—	27
Selling, general and administrative expenses	723	81	(2)	802
Engineering and product development costs	247	—	—	247
Interest expense	256	80	(9)	327
Other (income) expense, net	39	(26)	(89)	(76)
Total costs and expenses	8,114	135	(100)	8,149
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(132)	100	—	(32)
Equity income from financial services operations	67	—	(67)	—
Income (loss) from continuing operations before income taxes	(65)	100	(67)	(32)
Income tax expense	—	(33)	—	(33)
Income (loss) from continuing operations	(65)	67	(67)	(65)
Income from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(65)	67	(67)	(65)
Less: Income attributable to non-controlling interests	32	—	—	32
Net income (loss) attributable to Navistar International Corporation	$(97)	$67	$(67)	$(97)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$9,995	$—	$—	$9,995
Finance revenues	—	241	(96)	145
Sales and revenues, net	9,995	241	(96)	10,140
Costs of products sold	8,670	—	—	8,670
Restructuring charges	75	1	—	76
Asset impairment charges	30	—	—	30
Selling, general and administrative expenses	820	91	(3)	908
Engineering and product development costs	288	—	—	288
Interest expense	243	74	(10)	307
Other (income) expense, net	76	(23)	(83)	(30)
Total costs and expenses	10,202	143	(96)	10,249
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(201)	98	—	(103)
Equity income from financial services operations	71	—	(71)	—
Income (loss) from continuing operations before income taxes	(130)	98	(71)	(103)
Income tax expense	(24)	(27)	—	(51)
Income (loss) from continuing operations	(154)	71	(71)	(154)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(151)	71	(71)	(151)
Less: Income attributable to non-controlling interests	33	—	—	33
Net income (loss) attributable to Navistar International Corporation	$(184)	$71	$(71)	$(184)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$666	$40	$—	$706
Marketable securities	370	—	—	370
Restricted cash	24	110	—	134
Finance and other receivables, net	404	1,854	(69)	2,189
Inventories	850	7	—	857
Goodwill	38	—	—	38
Property and equipment, net	1,083	243	—	1,326
Investments in and advances to financial services operations	517	—	(517)	—
Investments in non-consolidated affiliates	56	—	—	56
Deferred taxes, net	125	4	—	129
Other assets	312	18	—	330
Total assets	$4,445	$2,276	$(586)	$6,135
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,330	$31	$(69)	$1,292
Debt	3,407	1,651	—	5,058
Postretirement benefits liabilities	2,556	—	—	2,556
Other liabilities	1,726	77	—	1,803
Total liabilities	9,019	1,759	(69)	10,709
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,578)	517	(517)	(4,578)
Total liabilities and stockholders' equity (deficit)	$4,445	$2,276	$(586)	$6,135

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$761	$43	$—	$804
Marketable securities	39	7	—	46
Restricted cash	22	90	—	112
Finance and other receivables, net	292	1,952	(275)	1,969
Inventories	930	14	—	944
Goodwill	38	—	—	38
Property and equipment, net	980	261	—	1,241
Investments in and advances to financial services operations	466	—	(466)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	157	4	—	161
Other assets	265	20	—	285
Total assets	$4,003	$2,391	$(741)	$5,653
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$43	$(275)	$1,113
Debt	3,096	1,808	—	4,904
Postretirement benefits liabilities	3,098	—	—	3,098
Other liabilities	1,757	74	—	1,831
Total liabilities	9,296	1,925	(275)	10,946
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(5,298)	466	(466)	(5,298)
Total liabilities and stockholders' equity (deficit)	$4,003	$2,391	$(741)	$5,653

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$55	$62	$(62)	$55
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	148	2	—	150
Depreciation of equipment leased to others	24	49	—	73
Amortization of debt issuance costs and discount	37	12	—	49
Deferred income taxes	(3)	(3)	—	(6)
Asset impairment charges	13	—	—	13
Gain on sales of investments and businesses, net	(5)	—	—	(5)
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(62)	—	62	—
Dividends from financial services operations	8	—	(8)	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	(106)	106	—	—
Other, net	(100)	(121)	—	(221)
Net cash provided by (used in) operating activities	10	107	(8)	109
Cash flows from investing activities
Purchases of marketable securities	(1,011)	—	—	(1,011)
Sales of marketable securities	652	7	—	659
Maturities of marketable securities	28	—	—	28
Net change in restricted cash and cash equivalents	(2)	(20)	—	(22)
Capital expenditures	(101)	(1)	—	(102)
Purchase of equipment leased to others	(84)	(53)	—	(137)
Other investing activities	29	14	—	43
Net cash used in investing activities	(489)	(53)	—	(542)
Net cash provided by (used in) financing activities	389	(59)	8	338
Effect of exchange rate changes on cash and cash equivalents	(5)	2	—	(3)
Decrease in cash and cash equivalents	(95)	(3)	—	(98)
Cash and cash equivalents at beginning of the year	761	43	—	804
Cash and cash equivalents at end of the year	$666	$40	$—	$706

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(65)	$67	$(67)	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	144	2	—	146
Depreciation of equipment leased to others	31	48	—	79
Amortization of debt issuance costs and discount	24	13	—	37
Deferred income taxes	(13)	4	—	(9)
Asset impairment charges	23	4	—	27
Loss on sales of investments and businesses, net	2	—	—	2
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services operations	(67)	—	67	—
Dividends from financial services operations	220	—	(220)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	(74)	74	—	—
Other, net	(175)	219	—	44
Net cash provided by (used in) operating activities	56	431	(220)	267
Cash flows from investing activities
Purchases of marketable securities	(485)	—	—	(485)
Sales of marketable securities	539	16	—	555
Maturities of marketable securities	43	—	—	43
Net change in restricted cash and cash equivalents	1	4	—	5
Capital expenditures	(114)	(2)	—	(116)
Purchase of equipment leased to others	(20)	(112)	—	(132)
Other investing activities	39	24	—	63
Net cash provided by (used in) investing activities	3	(70)	—	(67)
Net cash provided by (used in) financing activities	(203)	(370)	220	(353)
Effect of exchange rate changes on cash and cash equivalents	28	17	—	45
Increase (decrease) in cash and cash equivalents	(116)	8	—	(108)
Cash and cash equivalents at beginning of the year	877	35	—	912
Cash and cash equivalents at end of the year	$761	$43	$—	$804

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(151)	$71	$(71)	$(151)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	203	2	—	205
Depreciation of equipment leased to others	28	48	—	76
Amortization of debt issuance costs and discount	24	13	—	37
Deferred income taxes	(16)	(2)	—	(18)
Asset impairment charges	25	5	—	30
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services operations	(71)	—	71	—
Dividends from financial services operations	125	—	(125)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	(16)	16	—	—
Other, net	(59)	(80)	—	(139)
Net cash provided by (used in) operating activities	98	73	(125)	46
Cash flows from investing activities
Purchases of marketable securities	(887)	—	—	(887)
Sales of marketable securities	1,244	3	—	1,247
Maturities of marketable securities	86	—	—	86
Net change in restricted cash and cash equivalents	(1)	43	—	42
Capital expenditures	(111)	(4)	—	(115)
Purchase of equipment leased to others	1	(84)	—	(83)
Acquisition of intangibles	(4)	—	—	(4)
Other investing activities	18	12	—	30
Net cash provided by (used in) investing activities	346	(30)	—	316
Net cash provided by (used in) financing activities	63	(90)	125	98
Effect of exchange rate changes on cash and cash equivalents	(70)	25	—	(45)
Increase (decrease) in cash and cash equivalents	437	(22)	—	415
Cash and cash equivalents at beginning of the year	440	57	—	497
Cash and cash equivalents at end of the year	$877	$35	$—	$912